Exhibit 99.2

CONTACT:
Heather A. Rollo	Richard Land, Dave Jacoby
Chief Financial Officer	Jaffoni & Collins Incorporated
702/263-2583	212/835-8500 or pgic@jcir.com

PROGRESSIVE GAMING ANNOUNCES NASDAQ WAIVER OF STOCKHOLDER

APPROVAL REQUIREMENT RELATED TO FINANCING TRANSACTIONS

LAS VEGAS – August 5, 2008 – Progressive Gaming International Corporation, (NASDAQ: PGIC) (the “Company”), has previously announced in a press release on August 4, 2008 that it has entered into two financing transactions (the “Financing Transactions”), which include (i) a new senior secured credit facility with Private Equity Management Group Financial Corporation (“PEM”), for up to $27.5 million, which consists of a revolving loan of up to $12.5 million and a term loan of $15.0 million and (ii) a $15.0 million senior secured convertible note offering with International Game Technology (“IGT”). The Company expects to initially raise approximately $33.0 million from the Financing Transactions, which are subject to closing conditions and expected to close by August 15, 2008. The Company intends to use the net proceeds primarily to retire the Company’s outstanding $30.0 million of 11.875% senior secured notes, with the remainder to be used for working capital. The purpose of this press release is to describe a waiver from the shareholder approval requirements of The NASDAQ Stock Market, LLC that is being relied upon by the Company in connection with these transactions.

Transaction with PEM

In connection with the senior secured credit facility, PEM will receive one million shares of the Company’s common stock (the “Initial Shares”), at closing for no cash consideration. If on November 15, 2008, the dollar volume weighted average price for the Company’s common stock, as traded on the NASDAQ Global Market, for the 20 trading days (the “20-day VWAP”) prior to that date does not equal or exceed $1.50, then PEM would receive additional shares of the Company’s common stock (the “Additional Shares”), such that the 20-day VWAP on November 15, 2008 multiplied by the number of Initial Shares plus the Additional Shares equals a total value of $1.5 million, although in no event may the number of Additional Shares exceed 900,000 shares of the Company’s common stock. PEM will also receive warrants to purchase one million shares of the Company’s common stock with an exercise price equal to $1.05 per share. These warrants would be subject to standard anti-dilution adjustments in the event of stock splits, stock dividends, recapitalization and similar circumstances and will have a five year term.

Transaction with IGT

In connection with the convertible note offering, IGT will receive a $15.0 million senior secured convertible note that bears interest at 7.0% per annum and has a six year term. The interest rate increases to 12.0% in the event the Company issues any equity securities or equity-linked securities in the future at a price below the conversion price of the note, subject to limited exceptions. IGT may convert all or a portion of the note into shares of the Company’s common stock at any time after closing. The conversion price for the note will be $0.89 per share, subject to anti-dilution adjustments in the event of stock splits, stock, cash or property dividends, recapitalizations, reorganizations, mergers and similar circumstances.

IGT will also receive warrants to purchase (i) 550,000 shares of the Company’s common stock with an exercise price equal to $1.05 per share, and (ii) 891,892 shares of the Company’s common stock with an exercise price equal to $0.89 per share ((i) and (ii) together being the “Initial IGT Warrants”). If on November 15, 2008, the 20-day VWAP (determined as of such date) does not equal or exceed $1.50, then IGT would receive additional warrants to acquire shares of the Company’s common stock (the “Additional Warrants”), such that the Initial IGT Warrants plus the Additional Warrants equals a total value of $825,000 (calculated in accordance with a Black-Scholes valuation model), although in no event may the Additional Warrants be issuable for more than 1.8 million shares of the Company’s common stock. Any Additional Warrants would be issued with an exercise price equal to the 20-day VWAP calculated as of November 15, 2008. These warrants would be subject to anti-dilution adjustments in the event of stock splits, stock, cash or property dividends, recapitalizations, reorganizations, mergers and similar circumstances and will have a five year term.

Potential Effect of Stock Issuances Related to the Financing Transactions

The $15.0 million in principal amount of the convertible promissory note would be initially convertible into approximately 16,853,932 shares of the Company’s common stock. The Company will also issue up to a maximum of 1,900,000 new shares of common stock to PEM (which includes the Initial Shares and any Additional Shares) and will issue warrants to PEM and IGT (which includes the one million share PEM warrant, the Initial IGT Warrants and any Additional Warrants) to purchase up to approximately an additional 4,241,892 shares of common stock. As of the date of this release, the Company has approximately 62,111,310 shares of common stock outstanding. If the maximum amount of the convertible promissory note is converted, the maximum amount of the common stock issuable pursuant to the Financing Transactions is issued and the maximum amount of all the warrants to be issued pursuant to the Financing Transactions is exercised, the Company will have up to approximately 85,107,134 shares outstanding, representing a potential increase of approximately 37% in the number of shares outstanding prior to the Financing Transactions.

NASDAQ Exception

Transactions that involve the issuance or potential issuance of more than 20% of the Company’s outstanding common stock at a price that is less than the greater of (i) the consolidated closing bid price for the Company’s common stock on the trading day prior to execution of definitive agreements and (ii) the book value of the Company’s common stock, in either case ordinarily would require the Company to obtain stockholder approval under the NASDAQ Stock Market’s Marketplace Rules. However, in connection with the Financing Transactions, the NASDAQ Stock Market granted the Company’s request for an exception to its stockholder approval requirements. The Company has sent a letter to its stockholders describing the transaction and the circumstances surrounding the exception. A copy of the letter will be filed with a Form 8-K with the U.S. Securities and Exchange Commission. The Company’s SEC filings are available to the public at no cost from the SEC’s Web site at http://www.sec.gov.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The securities being offered have not been registered under the Securities Act, or applicable state securities laws. Unless so registered, the common stock, warrants and any shares of common stock that may be issued upon exercise of the warrants or conversion of the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Progressive Gaming

Progressive Gaming is a leading supplier of integrated casino and jackpot management system solutions for the gaming industry worldwide. This technology is widely used to enhance casino operations and drive greater revenues for existing products. Progressive Gaming is unique in the industry in offering casino management and progressive systems in a modular yet integrated solution. Products include multiple forms of regulated wagering solutions in wired, wireless and mobile formats. There are Progressive Gaming products in over 1,000 casinos throughout the world. For further information, visit www.progressivegaming.net.

©2008 Progressive Gaming International Corporation®. All rights reserved.

This release contains forward-looking statements, including references to the Company’s expected financing activities and the proposed financing transactions with PEM and IGT as well as the closing, timing, anticipated use of proceeds and dilutive effect of the financing transactions, all of which are prospective. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks related to the failure to satisfy any of the closing conditions related to the financing transactions, the failure to obtain NASDAQ’s waiver of the shareholder approval requirements implicated by these transactions, IGT’s termination of the Note and Warrant Purchase Agreement prior to closing, market conditions and other factors that could affect the Company’s ability to complete the financing transactions and whether PEM and IGT will elect to convert the convertible promissory note and exercise their warrants. For a discussion of these and other factors which may cause actual events or results to differ from those projected, please refer to the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statements to reflect new circumstances or anticipated or unanticipated events or circumstances.